Exhibit 99.1

Acceleron Pharma Reports Second Quarter 2015 Financial and Operational Results

– Completed luspatercept myelodysplastic syndromes phase 2 clinical trial –

– FDA Fast Track Designations granted to luspatercept for the treatment of patients with beta-thalassemia –

– Phase 3 clinical trials with luspatercept in lower risk myelodysplastic syndromes and beta-thalassemia expected to begin by year-end 2015 –

Cambridge, Mass. – August 6, 2015 – Acceleron Pharma Inc. (NASDAQ: XLRN), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair, today provided a corporate update and reported financial results for the second quarter ended June 30, 2015.

“In the second quarter, we presented promising new longer-term treatment data from our luspatercept programs. These results further reinforce our excitement about the potential of luspatercept to help patients with myelodysplastic syndromes and beta-thalassemia. We and our collaboration partner, Celgene, look forward to starting pivotal trials in both of these indications by the end of this year,” said John Knopf, Ph.D., Chief Executive Officer of Acceleron. “At Acceleron, we remain focused on bringing innovative therapies to patients, and we are continuing to advance and expand our earlier stage pipeline as well. We have scheduled our first Research and Development Day for investors on October 23, 2015. At that meeting, we will review our clinical and preclinical programs, including a first look at top-line data from the phase 1 trial with our candidate muscle agent, ACE-083.”

Recent Highlights and Current Updates

Development Programs
Hematology

•
Completed enrollment and treatment in the luspatercept phase 2 dose escalation study in myelodysplastic syndromes (MDS) – Enrollment and treatment ongoing in the phase 2 dose escalation beta-thalassemia study.

•
Long-term phase 2 extension studies ongoing with luspatercept in both MDS and beta-thalassemia – Patients who completed their 3-month treatment in the MDS or beta-thalassemia dose escalation studies were eligible to enroll in the 12-month MDS or beta-thalassemia extension study. Enrollment in the MDS extension study is complete and enrollment in the beta-thalassemia extension study is ongoing.

•
Presented luspatercept phase 2 data supporting the advancement to phase 3 clinical trials at the European Hematology Association's annual meeting – In lower risk MDS patients, which represent a large majority of patients affected by the disease, longer-term treatment with luspatercept led to sustained increases in hemoglobin levels and transfusion independence. In both transfusion and non-transfusion dependent beta-thalassemia patients, luspatercept generated durable increases in hemoglobin levels, reductions in transfusion burden and improvements in iron overload. Based on these promising data, Acceleron and Celgene are advancing luspatercept to phase 3 clinical trials in MDS and beta-thalassemia.

•
Luspatercept granted Fast Track designations for beta-thalassemia – The United States Food and Drug Administration (FDA) has granted Fast Track Designations to luspatercept for two separate indications—the use of luspatercept for the treatment of patients with transfusion dependent beta-thalassemia and the use of luspatercept for the treatment of patients with non-transfusion dependent beta-thalassemia.

Oncology

•
Presented preliminary renal cell carcinoma (RCC) phase 2 data showing that the combination of dalantercept and axitinib generated encouraging, progression-free survival – In 2nd through 4th line RCC patients, the aggregate median progression-free survival (PFS) rate for the combination of dalantercept and axitinib across all three dose levels of dalantercept tested was 8.3 months. The median PFS has not yet been reached for the 0.9 mg/kg dose group, which has been chosen as the dose level for the randomized Part 2 stage of this study.

Muscle Diseases

•
Completed enrollment and treatment in ACE-083 phase 1 clinical trial – The phase 1 study of ACE-083, a therapeutic candidate designed to selectively increase muscle mass and strength in the muscle into which it is administered, has completed enrollment and treatment in healthy volunteers.

•
Advanced and expanded pipeline – Acceleron is advancing several promising preclinical programs, particularly those designed to increase muscle mass and strength. Our goal is to advance a fifth, internally discovered therapeutic candidate into clinical trials by the end of 2016.

Upcoming Milestones and Events

•
Phase 3 clinical trials with luspatercept in MDS and beta-thalassemia expected to start by year-end – Acceleron and Celgene plan to initiate pivotal programs for luspatercept in beta-thalassemia and MDS by year-end.

•	Acceleron Research and Development (R&D) Day scheduled for Friday October 23, 2015 – Acceleron will hold its first R&D Day on Friday morning, October 23, 2015 in New York City.

•	ACE-083 phase 1 clinical data – Preliminary, top-line data from the ACE-083 phase 1 clinical trial will be presented at the Acceleron R&D Day on October 23.

•
Data from a new preclinical muscle program expected to be presented at the World Muscle Society annual meeting – Acceleron plans to present data from a new preclinical program, ACE-2494, at the World Muscle Society's 20th International Congress in Brighton, UK, which runs from September 30 to October 4, 2015.

Financial Results

•
Cash Position – Cash, cash equivalents and investments as of June 30, 2015 were $156.6 million. As of December 31, 2014 the company had cash and cash equivalents of $176.5 million. Acceleron expects that its cash, cash equivalents and investments as of June 30, 2015 will be sufficient to fund the Company’s operations into the second half of 2017.

Conference Call and Webcast
The company will host a conference call and live audio webcast to report its second quarter financial results for 2015 and provide a corporate update on August 6, 2015, at 8:00 AM EDT. To participate by teleconference, please dial 877-312-5848 (domestic) or 253-237-1155 (international) and refer to the “Acceleron Q2 Earnings Call.” To access the live webcast, please select “Events & Presentations” in the Investors & Media section on the Company’s website (www.acceleronpharma.com) at least 10 minutes beforehand to ensure time for any downloads that may be required.
An archived webcast recording will be available on the Acceleron website beginning approximately two hours after the event.

About Acceleron
Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-beta) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

We routinely post information that may be important to investors in the “Investors and Media” section of our website at www.acceleronpharma.com. We encourage investors and potential investors to regularly consult our website for important information about us.

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Cash, cash equivalents and investments	$156,595	$176,460
Other assets	10,923	9,836
Total assets	$167,518	$186,296

Accrued expenses	10,167	7,572
Deferred revenue	5,175	5,978
Warrants to purchase common stock	10,680	14,124
Other liabilities	2,093	2,337
Total liabilities	28,115	30,011
Total stockholders’ equity	139,403	156,285
Total liabilities and stockholders’ equity	$167,518	$186,296

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Collaboration revenue	$5,717	$4,078	$10,139	$7,385
Costs and expenses:
Research and development	14,150	12,677	28,930	24,442
Litigation settlement	—	5,000	—	5,000
General and administrative	4,661	3,712	9,360	7,462
Total costs and expenses	18,811	21,389	38,290	36,904
Loss from operations	(13,094)	(17,311)	(28,151)	(29,519)
Total other income, net	2,711	761	3,196	3,849
Net loss applicable to common stockholders	$(10,383)	$(16,550)	$(24,955)	$(25,670)

Net loss per share applicable to common stockholders-basic and diluted	$(0.32)	$(0.52)	$(0.76)	$(0.83)

Weighted-average number of common shares used in computing net loss per share applicable to common stockholders-basic and diluted	32,870	31,552	32,754	30,939

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including sotatercept, luspatercept, dalantercept, ACE-083, or ACE-2494 and the Company’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when the Company expects it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma

CONTACT:
Acceleron Pharma Inc.
Kevin F. McLaughlin
Senior Vice President and Chief Financial Officer
617-649-9204

Media contact:
Maureen L. Suda
Suda Communications LLC
585-387-9248

###